UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 25, 2019

Asbury Automotive Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

001-31262		01-0609375
(Commission File Number)		(IRS Employer Identification No.)

2905 Premiere Parkway NW Suite 300
Duluth,	GA	30097
(Address of principal executive offices)		(Zip Code)

(770) 418-8200
(Registrant's telephone number, including area code)
None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Trading
Title of each class	Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value per share	ABG	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On September 25, 2019, Asbury Automotive Group Inc. (the “Company”) and certain of its subsidiaries entered into a third amended and restated credit agreement with Bank of America, N.A. (“Bank of America”), as administrative agent, and the other lenders party thereto (the “2019 Senior Credit Facility”). The 2019 Senior Credit Facility amended and restated the Company’s pre-existing second amended and restated credit agreement, dated as of July 25, 2016, among the Company and certain of its subsidiaries and Bank of America, as administrative agent, and the other lenders party thereto.

The 2019 Senior Credit Facility provides for the following, in each case subject to limitations on availability as set forth therein:
•a $250.0 million revolving credit facility (the “Revolving Credit Facility”);
•a $1,040.0 million new vehicle revolving floorplan facility (the “New Vehicle Floorplan Facility”); and
•a $160.0 million used vehicle revolving floorplan facility (the “Used Vehicle Floorplan Facility”).

Subject to compliance with certain conditions, the agreement governing the 2019 Senior Credit Facility (the “2019 Senior Credit Agreement”) provides that the Company and its subsidiaries that are borrowers under the 2019 Senior Credit Facility (collectively, the “Borrowers”) have the ability, at their option and subject to the receipt of additional commitments from existing or new lenders, to increase the size of the facilities by up to $350.0 million in the aggregate plus an additional amount provided the Company’s consolidated secured leverage ratio is not greater than 2.00 to 1.00 after giving effect to such increase without lender consent.

Proceeds from borrowings under the 2019 Senior Credit Facility will be used, among other things, (i) to finance the purchase of new and used vehicles by the Company and certain of its subsidiaries, (ii) for working capital needs of the Company and certain of its subsidiaries, and (iii) for other general corporate purposes of the Company and certain of its subsidiaries.

Borrowings outstanding under the 2019 Senior Credit Facility bear interest, at the option of the Company, based on the London Interbank Offered Rate (“LIBOR”) or the Base Rate, in each case plus an Applicable Rate. The Base Rate is the highest of (i) the Federal Funds Rate (as defined in the 2019 Senior Credit Agreement) plus 0.50%, (ii) the Bank of America prime rate, and (iii) one month LIBOR plus 1.00%. Applicable Rate means with respect to the Revolving Credit Facility, (i) until the Company delivers a certificate with respect to its consolidated total lease adjusted leverage ratio as of September 30, 2019 to Bank of America, as administrative agent, 1.25% for LIBOR loans and 0.25% for Base Rate loans and (ii) thereafter a range from 1.00% to 2.00% for LIBOR loans and 0.15% to 1.00% for Base Rate loans, in each case based on the Company's consolidated total lease adjusted leverage ratio. Borrowings under the New Vehicle Floorplan Facility bear interest, at the option of the Company, based on LIBOR plus 1.10% or the Base Rate plus 0.10%. Borrowings under the Used Vehicle Floorplan Facility bear interest, at the option of the Company, based on LIBOR plus 1.40% or the Base Rate plus 0.40%.

In addition to the payment of interest on borrowings outstanding under the 2019 Senior Credit Facility, the Borrowers are required to pay a quarterly commitment fee on the total unused commitments thereunder. The fee for unused commitments under the Revolving Credit Facility is between 0.15% and 0.40% per year, based on the Company's consolidated total lease adjusted leverage ratio, and the fee for unused commitments under the New Vehicle Facility Floorplan and the Used Vehicle Facility Floorplan Facility is 0.15% per year.

The 2019 Senior Credit Facility matures, and all amounts outstanding thereunder will be due and payable, on September 25, 2024.

The representations and covenants contained in the 2019 Senior Credit Agreement are customary for financing transactions of this nature, including, among others, a requirement to comply with a minimum consolidated current ratio, minimum consolidated fixed charge coverage ratio and maximum consolidated total lease adjusted leverage ratio, in each case as set out in the 2019 Senior Credit Agreement. In addition, certain other covenants could restrict the Company's ability to incur additional debt, pay dividends or acquire or dispose of assets.

The 2019 Senior Credit Agreement also provides for events of default that are customary for financing transactions of this nature, including cross-defaults to other material indebtedness. In certain instances, an event of default under either the Revolving Credit Facility or the Used Vehicle Floorplan Facility could be, or result in, an event of default under the New Vehicle Floorplan Facility, and vice versa. Upon the occurrence of an event of default, the Company could be required to immediately repay all amounts outstanding under the applicable facility.

The 2019 Senior Credit Facility is guaranteed by each existing, and will be guaranteed by each future, direct and indirect domestic subsidiary of the Company, other than, at the option of the Company, certain immaterial subsidiaries. The 2019 Senior Credit Agreement is also guaranteed by the Company. The obligations under each of the Revolving Credit Facility and the Used Vehicle Floorplan Facility are collateralized by liens on substantially all of the present and future assets, other than real property, of the Company and the guarantors. The obligations under the New Vehicle Floorplan Facility are collateralized by liens on substantially all of the present and future assets, other than real property, of the Borrowers under the New Vehicle Floorplan Facility.
The Company and certain of its affiliates may have commercial banking, investment banking and retail lending and other relationships with certain of the lenders under the 2019 Senior Credit Facility and/or their respective affiliates. These lenders, or their respective affiliates, have received, and may in the future receive, customary fees and expenses for those services.
On September 25, 2019, the Company issued a press release announcing the entry into the 2019 Senior Credit Agreement, a copy of which is filed as Exhibit 99.1 hereto and is incorporated herein by reference.
The foregoing description of the 2019 Senior Credit Facility does not purport to be complete and is qualified in its entirety by reference to the 2019 Senior Credit Agreement, each of the guarantees, the security agreement, the escrow and security agreement and the securities pledge agreement, each of which was entered into in connection therewith, and copies of which are filed as Exhibits 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, hereto and are incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet             Arrangement of a Registrant.
The information contained in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits.

The following exhibits are furnished as part of this report.

Exhibit No.	Description

10.1
Third Amended and Restated Credit Agreement, dated as of September 25, 2019, among Asbury Automotive Group, Inc., as a Borrower, certain of its subsidiaries, as Vehicle Borrowers, Bank of America, N.A., as Administrative Agent, Revolving Swing Line Lender, New Vehicle Floorplan Swing Line Lender, Used Vehicle Floorplan Swingline Lender and an L/C Issuer, and the other Lenders party thereto, JPMorgan Chase Bank, N.A. and Wells Fargo Bank, N.A., as Co-Syndication Agents, Mercedes-Benz Financial Services USA LLC and Toyota Motor Credit Corporation, as Co-Documentation Agents, and BofA Securities, Inc. as Sole Lead Arranger and Sole Bookrunner.

10.2	Third Amended and Restated Company Guaranty Agreement, dated as of September 25, 2019, between Asbury Automotive Group, Inc. and Bank of America, N.A., as Administrative Agent.
10.3
Third Amended and Restated Subsidiary Guaranty Agreement, dated as of September 25, 2019, among certain subsidiaries of Asbury Automotive Group, Inc. and Bank of America, N.A., as Administrative Agent.

10.4	Third Amended and Restated Security Agreement, dated as of September 25, 2019, among Asbury Automotive Group, Inc., certain of its subsidiaries and Bank of America, N.A., as Administrative Agent.
10.5
Third Amended and Restated Escrow and Security Agreement, dated as of September 25, 2019, among Asbury Automotive Group, Inc., certain of its subsidiaries and Bank of America, N.A., as Administrative Agent.

10.6
Third Amended and Restated Securities Pledge Agreement, dated as of September 25, 2019, among Asbury Automotive Group, Inc., certain of its subsidiaries and Bank of America, N.A., as Administrative Agent.

99.1	Press Release, dated September 25, 2019.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASBURY AUTOMOTIVE GROUP, INC.

Date: September 26, 2019	By:	/s/ Sean D. Goodman
	Name:	Sean D. Goodman
	Title:	Senior Vice President and Chief Financial Officer